Exhibit 99.1

Archrock Announces Closing of $500 Million of Senior Notes Offering

HOUSTON, March 21, 2019 — Archrock, Inc. (NYSE: AROC) (“Archrock”) today announced the closing of the previously announced private offering by Archrock Partners, L.P. (“Archrock Partners”), a wholly-owned subsidiary of Archrock, of $500 million aggregate principal amount of 6.875% senior notes due 2027 (the “Notes”).  Archrock Partners Finance Corp., a wholly-owned subsidiary of Archrock Partners, is the co-issuer of the Notes.  Archrock Partners intends to use the net proceeds of the sale of the Notes to redeem its 6.000% senior notes due 2021 and partially repay outstanding borrowings under its revolving credit facility.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression. Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. Archrock is headquartered in Houston, Texas, with approximately 1,700 employees. For more information, please visit www.archrock.com.

About Archrock Partners

Archrock Partners is a leading provider of natural gas contract compression services to customers in the oil and natural gas industry throughout the United States. Archrock owns all of the limited and general partnership interests in Archrock Partners. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside Archrock or Archrock Partners’ control. Forward-looking information includes, but is not limited to: statements regarding Archrock Partners’ intended use of net proceeds from the offering.

While Archrock and Archrock Partners believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock Partners’ and its customers; conditions in the oil and gas industry, including the level of production of, demand for or price of oil or natural gas; changes in safety, health, environmental and other regulations; the financial condition of Archrock Partners’ customers; the failure of any customer to perform its contractual obligations; and the performance of Archrock.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s or Archrock Partners’ Annual Reports on Form 10-K for the year ended December 31, 2018, and those reports set forth from time to time in Archrock’s and Archrock Partners’ filings with the Securities and Exchange Commission, which are available at www.archrock.com.  Except as required by law, Archrock and Archrock Partners expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Paul Burkhart

Treasurer & VP of Investor Relations

281-836-8688

investor.relations@archrock.com